EXHIBIT 99.1


 Digital Recorders, Inc. Announces International Order for Electronic
                       Destination Sign Systems

    Brazilian Order for Mobitec(R) Products Valued in Excess of $1
                              Million USD

    DALLAS--(BUSINESS WIRE)--May 2, 2007--Digital Recorders, Inc. (NASDAQ: TBUS), a digital communications technology leader in the domestic and international public transportation and transit security markets, announced today that the Mobitec Brazil Ltda. joint venture of its Swedish subsidiary Mobitec AB (Mobitec) has received an order for Mobitec(R) electronic destination sign systems valued in excess of $1 million USD.

    "This product order is destined for Columbia, which is one of several potentially new or expanding markets we have identified in our 2007 strategic plan. The Columbia order is for electronic destination sign systems that will be installed on new MarcoPolo transit buses. The Mobitec Brazil Ltda. operating team expects to begin delivery in second quarter 2007 from our operation in Caxias Do Sul, Brazil, and to conclude delivery in third quarter 2007. I commend the Mobitec team for this achievement and plan. This is a record-high order for Mobitec in the Columbia market; in our overall South American market, it is second only to the $1.9 million USD order for Santiago, Chile, that we captured in May 2005 and announced at that time," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

    ABOUT MOBITEC AB

    A premier supplier of electronic destination sign systems in the Nordic markets, the Company's Mobitec AB subsidiary is highly respected for its products, technology, service, and quality. Based in Herrljunga, Sweden, Mobitec AB has business units in Australia and Germany, as well as a 50 percent owned venture in Brazil. The
Company's acquisition of Mobitec AB in June 2001 significantly expanded its geographical reach.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of the Mobitec(R) order or its expected delivery and installation dates, our belief that Columbia presents a potentially new or expanded marketplace for our goods and services, and our belief that this order fits in with achieving our 2007 strategic goals, as well as any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the assumptions behind the Mobitec(R) orders, delivery and installation, risks that Columbia may not represent a new or expanded market for out goods and services, and risks that this order may not significantly contribute to our 2007 strategic goals, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com